Exhibit (c)(3)

                                                                           DRAFT

                                                        Project Horoscope—Update

August 30, 2007
Strictly Private and Confidential

Rationale                                                                  DRAFT

o    Simplifies   corporate   structure  by  making  Tangerine  a  wholly  owned
     subsidiary of Apple and reduces the number of listings by 2,

     -    reduces the costs and administrative burdens associated with operating two public  companies,  including the costs associated with filing and compliance requirements

     -    eliminates investor confusion between the two companies.

o    Results in the promotion of one common brand and identity.

o    Increases  flexibility  for Apple to make  investment  and  other  business decisions  within  the  group  and  can  focus  on  a  consistent  minority shareholder base.

o    Increases the  flexibility of the Apple to allocate  resources  efficiently between the two businesses

o    Provides Tangerine shareholders liquidity at a premium price while avoiding broker fees.

Valuation Points

DRAFT

- The sector has re-rated down:
  - Over past 3 months, NASDAQ is down about 3%, companies in sector are down 5%-20%
  - Driven by lower than expected results and reduced projections
  - Current market price reflects current expectations of the sector
- Due to higher capital intensity, test businesses trade at much lower FV/EBITDA multiples than assembly
  - So Tangerine EBITDA multiples should be lower, given its exposure to test of 76% vs. UTAC of of 52%
  - On a 2007 FV/EBITDA basis, Tangerine, at $14.30 price, represents 5.0x US GAAP(1) and 4.9x ROC GAAP, compared with UTAC at 4.9x
  - On a 2007 P/E basis, Tangerine, at $14.30 price, represents 18.4x US GAAP(1) and 17.2x ROC GAAP, much higher than the median of the test comps at 12.7x, and higher than UTAC offer price at 16x.
- Premiums are high relative to UTAC and STATS
  - 1-day: 27% vs UTAC of 11% and STATS of 18%
  - 1-week: 25% vs UTAC of 13% and STATS of 22%
  - 1-month: 20% vs UTAC of 21% and STATS of 32%

(1) Represents ROC GAAP adjusted for employee stock bonus

2

Relative Price Performance                                                 DRAFT

Last 3 Months Relative Price Performance

80
90
100
110
120
14-Aug 16-Aug 18-Aug 20-Aug 22-Aug 24-Aug 26-Aug 28-Aug
STTS AMKR Apple (ADR)
Tangerine UTAC SPIL (ADR)
Nasdaq

Last 2 Weeks Relative Price Performance

60
70
80
90
100
110
120
130
140
28-May 12-Jun 27-Jun 12-Jul 27-Jul 11-Aug 26-Aug
STTS AMKR Apple (ADR)
Tangerine UTAC SPIL (ADR)
Nasdaq
Source: Bloomberg.

                                                                               3

Tangerine Historical Price                                                 DRAFT

8
10
12
14
16
Aug-06 Oct-06 Dec-06 Feb-07 Apr-07 Jun-07 Aug-07

1-Mo average: $11.94
1-Wk average: $11.45
6-Mo average: $12.66
3-Mo average: $13.33
1-Yr average: $11.27
Price (USD)
Offer Price $14.30

Source: Bloomberg.

                                                                               4

Financial Projections Based on Research

DRAFT

Apple Standalone

(US$ in millions)	Years Ending December 31, 2007E	2008E
Apple		
Sales	$3,057.4	$3,762.7
Cost of Goods Sold	(2,189.3)	(2,731.6)
Gross Profit	868.1	1,031.1
Operating Expenses	(282.8)	(334.0)
Operating Income	585.3	697.0
D&A	437.7	389.5
EBITDA	1,023.0	1,086.5
Operating Income	$585.3	$697.0
Other Income (Expenses)	(36.6)	(21.2)
Pre-Tax Income	548.7	675.8
Income Taxes	(91.6)	(101.4)
Net Income	457.1	574.5
Minority Interest	(47.4)	(70.8)
Net Income to Common (ROC)	$409.7	$503.6

Tangerine Standalone

	Research Case		Sensitivity Case	
(US$ in millions)	2007E	2008E	2007E	2008E
Tangerine				
Sales	$475.8	$561.9	$466.0	$546.3
Cost of Goods Sold	(320.4)	(350.9)	(306.5)	(358.1)
Gross Profit	155.4	211.0	$159.5	188.2
Operating Expenses	(66.0)	(70.8)	($65.2)	(37.9)
Operating Income	89.4	140.2	94.3	150.2
D&A	116.1	99.4	118.4	108.8
EBITDA	205.5	239.6	212.7	259.0
Operating Income	$89.4	$140.2	$94.3	$150.2
Other Income (Expenses)	13.1	17.6	17.7	15.0
Pre-Tax Income	102.5	157.8	112.0	165.3
Income Taxes	(31.0)	(33.1)	(26.0)	(38.8)
Net Income	71.5	124.7	86.0	126.5
Minority Interest	0.0	0.0	0.0	0.0
Net Income to Common (ROC)	$71.5	$124.7	$86.0	$126.5

Note: (1) Exchange rate as of August 28, 2007 of NT$33.0 per US$.
(2) 2007 and 2008 estimates approximates median of the research estimates

5

Tangerine Firm Value Calculation

DRAFT

(US$ in millions except share price)	Market Value of Korea Investments	Book Value of Korean Investments
Firm Value		
Purchase Price	$14.30	$14.30
Basic Shares Outstanding	100.3	100.3
Options	8.8	8.8
Options Repurchased	(6.0)	(6.0)
Full Diluted Shares	103.2	103.2
Equity Value	$1,475	$1,475
Debt	104.6	104.6
Cash & Equiv.	(219.4)	(219.4)
Value of Apple Shares Held	(189.9)	(189.9)
Value of Korea Investments	(136.8)	(85.3)
Firm Value	$1,034	$1,085
Apple Inc Share Market Value		
Apple USD Price (08/28/07)	$0.96	
# Apple Shares before Stock Dividend	180.1	
# Shares Received as Stock Dividend	27.0	
# Apple Shares after Dividend	207.2	
Market Value of Apple Shares	199.8	
Market Value after 5% Discount	189.9	

Korea Investments Value			
Ownership Stake	30%	Reported Total Long Term Investments (Jun 30, 2007)	$330.6
Projected Firm EBITDA	$114	Apple USD Price (Jun 30, 2007)	1.36
EBITDA to Tangerine	34.2	# Apple Shares at Jun 30, 2007	180.1
FV/EBITDA Multiple	4.0x	Market Value of Apple Shares	245.3
Market Value of Korea Investments	136.8	Book Value of Korean Investments	85.3

Source: Bloomberg, Company Filings

6

OSAT Comparables

DRAFT

(US$ in Millions)		Local Stock Price [1]	Stock Price (US$)	Equity Value [2]	Firm Value [3]	P/E [4] 2007E	P/E [4] 2008E	P/B 2Q07	FV/EBIT [3][4] 2007E	FV/EBIT [3][4] 2008E	FV/EBITDA [3][4] 2007E	FV/EBITDA [3][4] 2008E	FV/(EBITDA-Capex) 2007E	FV/(EBITDA-Capex) 2008E	Test % of Revenue [5]
Powertech (6239 TT)	(6) (7)	$129.00	$3.91	$1,840	$2,111	14.8x	12.0x	3.4x	13.0x	10.6x	6.6x	5.3x	40.5x	15.0x	63.0%
King Yuan (2449 TT)	(6)	$20.85	0.63	760	1,012	10.8	8.8	1.2	12.7	8.9	3.9	3.6	10.3	8.3	90.0
UTAC (UTAC SP)		$1.15	0.75	1,291	1,345	14.6	12.0	1.5	10.6	9.2	4.6	4.0	30.1	10.2	52.2
Global Testing Corp		$0.25	0.16	172	165	9.1	8.4	1.0	7.2	6.7	3.3	3.1	13.2	7.3	90.0
Tangerine Direct Comparables - Median						**12.7x**	**10.4x**	**1.4x**	**11.6x**	**9.0x**	**4.2x**	**3.8x**	**21.6x**	**9.2x**	**76.5%**
Tangerine Direct Comparables - Mean						**12.3**	**10.3**	**1.8**	**10.9**	**8.8**	**4.6**	**4.0**	**23.5**	**10.2**	**73.8**
Tangerine (ASTSF US)	(5) (9)	$11.29	$11.29	$1,165	$723	14.5x	9.7x	1.3x	8.4x	5.1x	3.5x	2.9x	5.9x	4.6x	76.0%
Tangerine @ $14.3	(5) (9)	$14.30	$14.30	$1,475	$1,034	18.4x	12.3x	1.6x	12.0x	7.3x	5.0x	4.1x	8.4x	6.6x	76.0%
Tangerine @ $14.3 (ROC GAAP)	(9)	$14.30	$14.30	$1,475	$1,034	17.2x	11.7x	1.6x	11.0x	6.9x	4.9x	4.0x	7.9x	6.2x	76.0%
STATS ChipPAC (STTS US)		$9.99	$9.99	$2,182	$2,551	18.2x	13.4x	1.5x	12.0x	9.7x	5.4x	4.8x	11.5x	13.7x	26.2%
Siliconware Precision (2325 TT)	(6)	$64.00	1.94	5,886	5,272	14.4	13.3	3.0	12.6	11.0	8.1	7.2	15.0	13.2	12.7
Amkor (AMKR US)		$11.36	11.36	2,226	3,700	11.0	8.6	3.8	10.2	9.0	5.7	5.2	10.2	9.1	10.3
MPI (MPI MK)		$9.15	2.62	550	704	13.3	12.0	2.0	10.8	10.3	5.2	5.0	NA	NA	NA
Apple Direct Comparables - Median						**13.9x**	**12.7x**	**2.5x**	**11.4x**	**10.0x**	**5.5x**	**5.1x**	**11.5x**	**13.2x**	**12.7%**
Apple Direct Comparables - Mean						**14.2**	**11.8**	**2.6**	**11.4**	**10.0**	**6.1**	**5.6**	**12.2**	**12.0**	**16.4**
Apple (2311 TT)	(6)	$31.85	$0.96	$5,035	$5,753	14.0x	11.4x	2.6x	10.6x	9.0x	5.9x	5.6x	9.7x	10.8x	20.2%

Note: NM (Not Meaningful), NA (Not Available). Sourced from company filings, Factset estimates, and Wall Street research.

(1) Stock prices and exchange rates as of 28 Aug 2007, except for UTAC (as of 22 Jun, 2007). Stock prices presented in local currency.
(2) Equity value includes all in-the-money convertible bonds (If Converted method) and employee stock options (Treasury Share Method).
(3) Firm Value equals equity value plus straight debt, minority interest, straight preferred stock, all out-of-the-money convertibles, less investments in unconsolidated affiliates and cash. No adjustment made for non-operating assets.
(4) Net Income, EBIT and EBITDA based on Wall Street research.
(5) Based on company filings and research estimates.
(6) Net income and EBITDA for Taiwanese firms are adjusted for employee stock bonuses based on Citi estimates.
(7) Powertech balance sheet data is unconsolidated as consolidated figures are not available.
(8) Assumes ROC GAAP estimates adjusted for stock bonus expense.
(9) The Korean Investments is based on projected market value

7

Selected Precedent Transactions

DRAFT

Three relevant transactions include the terminated Carlyle/Apple, completed Temasek/STATS ChipPAC, and pending Affinity & TPG/UTAC deals—However, these transactions are (1) change of control transactions and (2) more liquid and larger companies.

	Apple	STATS ChipPAC	UTAC
Offer			
Announcement Date	November 24, 2006	March 1, 2007	June 27, 2007
Acquirer	Carlyle Group/Major Shareholder	Temasek	Affinity / TPG
Deal Status	Terminated	Completed	Pending
% to be Acquired	100%	47.3%	100%
Price Offered Per Share	NT$39.50 (US$1.20)	SGD1.75 (US$1.14) (1)	SGD1.20 (US$0.78)
Transaction Value	US$5,826 (2)	US$1,341 (3)	US$1,415 (4)
Implied Valuation Multiples			
Implied Equity Value	US$5,826 (2)	US$2,560 (3)	US$1,415 (4)
Implied Firm Value	US$6,415 (2)	US$3,154 (3)	US$1,459 (4)
FV/2007E EBITDA (5)	5.3x	6.4x	4.9x
FV/2007E EBIT (5)	8.9x	14.1x	11.5x
P/2007E EPS (5)	10.8x	19.8x	16.0x
Price/Book Value (6)	2.8x	1.8x	1.6x
Offer Premium			
1-Day Price	14.2%	18.4% (1)	11.1%
1 Month Average Price	23.4%	32.1% (1)	20.8%

Source: Public filings, consensus estimates, and Bloomberg.

(1) In Temasek / STATS ChipPAC transaction, final offer price equals S$1.75 per Ordinary Share as the tender offer did not clear the 90% threshold (otherwise S$1.88 per Ordinary Share).

(2) Apple: transaction value calculated as 100% acquisition of NT$39.50 price multiplied by FD shares of 4,838 mm (includes conversion of ITM options and CBs), implied equity value calculated based on transaction value pro-rating to 100% acquisition, firm value calculated as equity value plus net debt (excludes converted CBs from debt) of US$589 mm as of 3Q06.

(3) STATS: transaction value calculated as 47.3% acquisition of S$1.75 price multiplied by FD shares of 2,201 mm (includes conversion of ITM options) plus cost of CBs of US$150 mm, implied equity value calculated based on transaction value pro-rating to 100% acquisition, and firm value equals equity value plus net debt of US$594 mm as of 4Q06.

(4) UTAC: transaction value calculated as 100% acquisition of S$1.20 price multiplied by FD shares of 1,814 mm (includes conversion of ITM options and CBs), implied equity value calculated based on transaction value pro-rating to 100% acquisition, firm value calculated as equity value plus net debt (excludes converted CBs from debt) of US$44 mm as of 1Q07.

(5) Estimates based on projections at time of announcement: Apple 07E EBITDA of US$1,203 mm, EBIT of US$724mm and Net Income of US$540 mm, STATS 07E EBITDA of US$492 mm, EBIT of US$224 mm and Net Income of US$129 mm, UTAC 07E EBITDA of US$295 mm, EBIT of US$127 mm and Net Income of US$88 mm.

(6) Apple BV of US$2,111 mm as of 2Q07, STATS BV of US$1,436 mm as of 2Q07, and UTAC BV of US$861 mm as of 2Q07, convertible debt is treated as equity if it's in the money

8

Potential Value Ranges

                       STATS ChipPAC   UTAC

Offer Price            S$1.75  S$1.88  S$1.20  (US$)
Equity Value (1)       2,560   2,750   1,415   (US$ mm)
Firm Value (2)         3,154   3,344   1,459   (US$ mm)
FV / EBITDA Multiples                          EBITDA (US$ mm)(4)
2007E                  6.4x    6.8x    4.9x    205
2008E                  5.7     6.1     4.4     250
FV / EBIT Multiples                            EBIT (US$ mm)(4)
2007E                  14.1x   14.9x   11.5x   86
2008E                  11.7    12.4    10.1    141
Price / Earnings                               Net Income (US$ mm)(4)
2007E                  19.8x   21.3x   16.0x   80
2008E                  15.5    16.7    13.2    120
Price / Book                                   Book Value (US$ mm)
2Q07                   2.1x    2.2x    1.6x    $905
Premium to Market                              Price (US$)
1-Day Prior            18.4%   27.2%   11.1%   $ 11.29
1-Week Avg (3)         21.7    30.7    13.0    11.45
2-Week Avg (3)         27.3    36.7    14.4    11.25
1-Month Avg (3)        32.1    41.9    20.8    11.94
1-Week Prior           28.6    38.2    13.2    11.00
2-Week Prior           36.6    46.7    15.4    11.40
1-Month Prior          39.9    50.3    31.1    13.55

     DRAFT

                  Tangerine

 14.30   14.40    14.50   14.60   14.70   14.80   14.90   15.00
 1,475   1,486    1,497   1,508   1,519   1,530   1,541   1,552
 1,034   1,045    1,056    1,067   1,078   1,089   1,099  1,110

 5.0x    5.1x     5.2x    5.2x    5.3x    5.3x    5.4x    5.4x
 4.1     4.2      4.2     4.3     4.3     4.4     4.4     4.4

 12.0x   12.1x    12.2x   12.3x   12.5x   12.6x   12.7x   12.8x
 7.3     7.4       7.5     7.6     7.6     7.7     7.8     7.9

 18.4x   18.5x    18.7x   18.8x   19.0x   19.1x   19.2x   19.4x
 12.3    12.4     12.5    12.6    12.7    12.8    12.9    13.0

 1.6x    1.6x     1.7x    1.7x    1.7x    1.7x    1.7x    1.7x

 26.7%  27.5%    28.4%   29.3%   30.2%   31.1%   32.0%   32.9%
 24.9    25.7    26.6     27.5    28.3    29.2    30.1    31.0
 27.1    28.0    28.9     29.8    30.6    31.5    32.4    33.3
 19.7    20.6    21.4     22.3    23.1    23.9    24.8    25.6
 30.0    30.9    31.8    32.7    33.6    34.5    35.5    36.4
 25.4    26.3    27.2    28.1    28.9    29.8    30.7    31.6
 5.5     6.3     7.0     7.7     8.5     9.2     10.0    10.7

Source: Company financials and Wall Street research; Bloomberg

(1)     Equity value calculated as firm value plus net cash of US$93.8 mm as of
March 31, 2007 and US$282.2mm which is the adjusted value of unconsolidated investments.
(2)     Firm value calculated as range of 07E FV / EBITDA multiples multiplied by
2007E EBITDA of US$213 mm (adjusted for stock bonus expense); Tangerine firm value uses market value of Korea investments
(3)     Based on simple averages of period aftermarket prices as at August 28,
2007.
(4)     Adjusted for employee stock bonus, the impact of EBITDA is $8MM difference in 2007 and $9MM difference in 2008
Disclaimer: All projections and financial estimates of Tangerine included herein are taken from third party broker research. Citigroup has not performed any analysis or review of any such projections or financial estimates and has not carried out any valuation of Tangerine and takes no responsibility for and shall have no liability in respect of any of the foregoing.

Acer Gateway Case Study

DRAFT

Transaction Highlights

- Announcement Day: August 27, 2007
- Acquirer: Acer Inc., world's leading brand PC vendor
- Target: Gateway, Inc., fourth largest PC company in the US and leading retail PC provider
- Deal Size: Approx. US$710MM
- Method: 100% Cash, funding from Acer's balance sheet
- Offer Price: US$1.90 per share
- Premium:
  - One day Prior: 57%
  - One Week Average: 50%
  - One Month Average: 45%

Why Pay Such High Premium?

- Highly complementary geographical presences and product positioning
  - Strengthening Acer's US presence
  - Increase in supply chain scale for Gateway
- Solidify Acer's position as number three PC vendor globally with 9.4% market share and number two largest notebook maker with 16.6% market share
- Significant revenue and cost synergies (estimated US$150MM cost synergy in 2008)
- Deploy multi-brand strategy to cover all the major market segments
- Strategically prevent Lenovo's proposed acquisition of Packer Bell to narrow the gap vs. Acer in Europe

10

Accretion/Dilution Analysis

DRAFT

(US$ in millions, except per share data)

	Research Case (1)			Sensitivity Case (1)		
Price Paid (Tangerine NASDAQ shares)	**$14.30**	**$14.50**	**$15.00**	**$14.30**	**$14.50**	**$15.00**
2007E Accretion / Dilution						
Standalone 2007E Apple Net Income (ROC)	$410	$410	$410	$410	$410	$410
Elimination of Minority Interest	35	35	35	42	42	42
Interest Expense (2)	(34)	(35)	(36)	(34)	(35)	(36)
Tax Adjustment (3)	9	9	9	9	9	9
2007E Pro Forma Net Income	$419	$419	$418	$426	$426	$425
2007E PF Shares Outstanding	5,219	5,219	5,219	5,219	5,219	5,219
2007E EPS						
Standalone	$0.0785	$0.0785	$0.0785	$0.0785	$0.0785	$0.0785
Pro Forma	0.0803	0.0802	0.0801	0.0817	0.0816	0.0815
Accretion / Dilution	2.3%	2.2%	2.1%	4.0%	3.9%	3.8%
Pro Forma (Incl'd Accelerated Vesting Exp)	$0.0790	$0.0789	$0.0788	$0.0804	$0.0803	$0.0802
Accretion / Dilution (Incl'd Accelerated Vesting Exp)`	0.7%	0.5%	0.4%	2.4%	2.3%	2.2%
2008E Accretion / Dilution						
Standalone 2008E Apple Net Income (ROC)	$504	$504	$504	$504	$504	$504
Elimination of Minority Interest	61	61	61	62	62	62
Interest Expense (2)	(34)	(35)	(36)	(34)	(35)	(36)
Tax Adjustment (3)	9	9	9	9	9	9
2008E Pro Forma Net Income	$539	$539	$538	$540	$540	$539
2008E PF Shares Outstanding	5,219	5,219	5,219	5,219	5,219	5,219
2008E EPS						
Standalone	$0.0965	$0.0965	$0.0965	$0.0965	$0.0965	$0.0965
Pro Forma	0.1033	0.1032	0.1031	0.1035	0.1034	0.1033
Accretion / Dilution	7.1%	7.0%	6.9%	7.2%	7.1%	7.0%

Note: (1) Assumes as if transaction happened at beginning of the year
(2) Assumes interest expense at 5.85%
(3) Assumes marginal tax rate 25%

11

Pro Forma Capital Structure [Subject to Accountants' Review]

DRAFT

Balance Sheet (US$MM)

Apple	Current	Adjustment	ProForma
Cash	$806	-	$806
Goodwill	-	$301 [3]	301
Total Debt	1,169	746 [4]	1,915
Short-term Debt	223	-	223
Long-term Bond	280 [1]	-	280
Long-term Debt	666	746	1,412
Minority Interest	355	(445) [5]	(90)
Shareholders' Equity	1,926 [1]	-	1,926
2007E EBITDA [2]	$979		$979
Debt / EBITDA	1.2x		2.0x
Debt / Shareholders' Equity	60.7%		99.4%

Source: Company filings; current balance sheet as of Jun 30, 2007.
(1) Convertible bond is treated as debt since the current conversion price NTD 31.98 is above market price NTD 31.85 at Aug 28, 2007
(2) Adjusted for employee stock bonus.
(3) Goodwill equal to total consideration $746MM minus Tangerine Book Value acquired $445MM
(4) Base on acquisition price of $14.3
(5) Based on 49.2% of Tangerine's 2Q07 book value $905MM

12

Credit Statistics Comparison: Strong Balance Sheet Even Post Transaction DRAFT
(US$ in Millions)        Apple (1)    PF Apple    SPIL    Stats ChipPAC   UTAC    Amkor

Cash                     $806         $806        $725    $230            $108    $238
Short-term Debt          223          223         17      152             28      159
Long-term Debt           945          1,692       94      400             162     1,553
Total Debt               1,169(1)     1,915       111     552             189     1,713
Net Debt                 363          1,109       (614)   322             82      1,474
Shareholders' Equity     1,926(1)     1,926       1,939   1,436           861     593
2007E EBITDA (2)         979          979         651     473             295     653
Debt/ EBITDA             1.2x         2.0x        0.2x    1.2x            0.6x    2.6x
Net Debt/ EBITDA         0.4          1.1         (0.9)   0.7             0.3     2.3
Debt/ Shareholders'
 Equity                  60.7%        99.4%       5.6%    38.4%           22.0%   288.6%

Source: Company filings; Factset; balance sheet as of Jun 30, 2007

(1) Convertible bond is treated as debt since the current conversion price NTD
31.98 is above market price NTD 31.85 at Aug 28, 2007
(2) Adjusted for employee stock bonus.

DRAFT

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